Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-137473 and 333-148331 on Form S-1 of our reports dated March 20 2008, relating to the consolidated financial statements and financial statement schedule of 1st Franklin Financial Corporation, appearing in and incorporated by reference in this Annual Report on Form 10-K of 1st Franklin Financial Corporation for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP Atlanta, Georgia March 20, 2008